UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

570 Lausch Lane, Suite 300, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)  The annual meeting of stockholders of Union National Financial Corporation was held on May 28, 2010.

(b)  The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.        The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Donald Cargas, Jr.	1,591,095	223,216	397,750
Barry C. Huber	1,613,687	200,624	397,750
Lloyd C. Pickell	1,614,173	200,138	397,750

2.        The appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions

2,129,139	50,910	32,012

There were no broker non-votes on the proposal.

Item 7.01	Regulation FD Disclosure.

On May 28, 2010, Michael D. Peduzzi, Executive Vice President and Chief Financial Officer of Union National Financial Corporation, made a presentation at the 2010 Annual Meeting of Stockholders.  A copy of the slides used in that presentation are attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Slides presented at 2010 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION

Date: May 28, 2010	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi,
Executive Vice President and
Chief Financial Officer